                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended September 30, 1998:

          Net income                                                               $        286,000
          Add:    Depreciation and amortization charged to income not
                  affecting cash available for distribution                                  27,000
                  Minimum lease payments received, net of interest
                  income earned, on leases accounted for under the
                  financing method                                                           75,000
                  Net proceeds from sale of property                                        964,000

          Less:   Mortgage principal payments                                               (76,000)
                  Cash to Reserves                                                         (174,000)
                  Gain on sale of property                                                 (138,000)
                                                                                   ----------------

                  Cash Available for Distribution                                  $        964,000
                                                                                   ================

                  Distributions Allocated to Limited Partners                      $       964,000
                                                                                   ================


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended
          September 30, 1998:

                Entity Receiving                        Form of
                  Compensation                        Compensation                       Amount
                ----------------                      ------------                       ------
          Winthrop
          Management LLC                Property Management Fees                       $  5,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)     Interest in Cash Available for Distribution    $    482



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